Exhibit 99.1

    UTEK COMPLETES TECHNOLOGY TRANSFER WITH AMERICAN SOIL TECHNOLOGIES, INC.

Pasadena, CA & PLANT CITY, FL - (Business Wire) - March 21, 2006 - UTEK Corporation (AMEX: UTK; LSE-AIM: UTKA), an innovative technology transfer company, and American Soil Technologies, Inc. (OTC BB:SOYL), a fully integrated manufacturer of soil amendment technologies has acquired Advanced Fertilizer Technologies, Inc., a subsidiary of UTEK Corporation, in a stock transaction.

Advanced Fertilizer Technologies, Inc. contains US Patent, 5,443,613. The technology provides a cost-effective method for producing fertilizer from plant nutrients containing organic material and waste.

Carl Ranno, Chief Executive Officer of American Soil Technologies, Inc. said, "We are very excited to complete this technology transfer with UTEK. By expanding our patent portfolio, we believe we can further strengthen our proprietary position in the green industry."

"UTEK is pleased to consummate this technology transfer with American Soil Technologies, Inc. and we look forward to continuing our efforts to identify additional technology acquisition opportunities for their consideration," said Jennifer Willis, Manager of Technology Alliances for UTEK Corporation.

ABOUT AMERICAN SOIL TECHNOLOGIES, INC.

American Soil Technologies develops, manufactures and markets new technology that decreases the need for water in plant-growing environments while seeking to increase crop yield and reduce the environmental damage caused by common farming practices. For more information about American Soil Technologies, please visit its website at www.americansoiltech.com.

ABOUT UTEK CORPORATION

UTEK(R) is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B(R). In addition to its U2B(R) service, UTEK offers both large and small capitalization companies the tools to search, analyze and manage university intellectual properties. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or American Soil Technologies "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or American Soil Technologies' future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or American Soil Technologies, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and American Soil Technologies believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and American Soil Technologies do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filing with the Securities and Exchange Commission.

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